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                                                                   EXHIBIT 10.29

                                 SCHERING-PLOUGH
                               RESEARCH INSTITUTE


                        COLLABORATIVE RESEARCH AGREEMENT



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                        COLLABORATIVE RESEARCH AGREEMENT


      This Collaborative Research Agreement (the "Agreement"), effective as of January 28, 1998 (the "Effective Date") is made by and between Abgenix, Inc., a Delaware corporation having its principal place of business at 7601 Dumbarton Circle, Fremont, California 94555 ("ABX") and Schering-Plough Research Institute, a Delaware corporation having its principal place of business at 2015 Galloping Hill Road, Kenilworth, New Jersey 07033 ("SPRI").

      WHEREAS SPRI and ABX are interested in conducting research regarding antibodies derived from XenoMouse(TM) Animals (described below) that bind to [*], as set forth below;

      NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. DEFINITIONS For purposes of this Agreement, the following terms shall have the meanings set forth below:

      1.1 "Antibody" shall mean a composition comprising a whole antibody or fragment thereof, said antibody or fragment having been derived in whole or part from immunization of the XenoMouse Animals with the Target Antigen, or having been derived from nucleotide sequences encoding, or amino acid sequences of, such an antibody or fragment.

      1.2 "Research" shall mean the research activities set forth in Exhibit A.

      1.3 "Target Antigen" shall mean [*].

      1.4 "XenoMouse Animals" shall mean one or more transgenic mice available for use by ABX that produce human antibodies when immunized with antigens.

2. RESEARCH PROGRAM

     2.1 Research Program Activities. Subject to the terms and conditions set forth in this Agreement, the parties shall conduct the Research as set forth in Exhibit A on a collaborative basis with the goal of generating and studying Antibodies that bind to the Target Antigen. Each party shall use commercially reasonable efforts to conduct the Research in accordance with Exhibit A within the time schedules contemplated therein. The parties will confer at mutually agreed times, no less than [*] in person or by telephonic conference call, to discuss the status of the research project pursuant to Exhibit A. The obligation of each party to use commercially reasonable efforts to conduct the


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Research in accordance with Exhibit A is expressly conditioned upon the performance by each party of its obligations to the other party under this Agreement, including but not limited to, the obligations set forth in Exhibit A.

      2.2 SPRI Responsibilities. Promptly following execution of this Agreement, SPRI will provide to ABX reasonable quantities of the materials set forth in Exhibit A. Upon request by ABX, SPRI agrees to provide reasonable assistance to ABX in performance of the Research. SPRI shall provide a reasonably detailed report to ABX showing the data generated pursuant to item I of Exhibit A, promptly after completion of the tasks set forth in item I of Exhibit A.

      2.3 ABX Responsibilities. After receiving Target Antigen materials from SPRI for immunization, ABX shall use commercially reasonable efforts to immunize XenoMouse Animals with the Target Antigen [*] and in accordance with Exhibit A during the term of this Agreement. ABX shall provide a reasonably detailed report to SPRI showing the data generated pursuant to items E and F of Exhibit A, promptly after completion of the tasks set forth in items E and F of Exhibit A.

      2.4 Payments. SPRI shall pay to ABX [*] Such payments shall be nonrefundable and noncreditable. It is understood that if SPRI enters into a definitive Research, Option and License Agreement, it will make all the payments described under this Section 2.4 regardless of whether or not the goal described in Exhibit A was met. Each of SPRI and ABX shall be solely responsible for its own out-of-pocket costs and disbursements incurred, and for providing the necessary facilities, supplies (except for materials to be provided pursuant to Exhibit A), personnel and other resources necessary in the performance of the Research and its obligations under this Agreement.

      2.5 Exclusivity. In consideration of the payment to ABX hereunder, during the term of this Agreement, ABX shall not actively solicit or enter into any agreement with a third party pursuant to which ABX would convey or grant rights to such third party regarding [*] In addition, during the term of this Agreement, ABX shall not offer the [*] to any third party for purposes of discussing or evaluating a possible business relationship relating to such Antibodies, nor enter into any agreements which would otherwise diminish the rights granted to SPRI under this Agreement, without the prior written consent of SPRI. ABX shall not, without SPRI's written consent, use for the benefit of any third party, or provide to any third party, the XenoMouse Animals immunized in the course of performing the Research or any materials derived from such XenoMouse Animals in the course of performing the Research.

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2.6     Material Transfer Terms.

             2.6.1 Transfer by SPRI. SPRI agrees to provide the materials required to be provided to ABX pursuant to the Research (the "SPRI Materials") solely upon the following terms and conditions:

             (a) All SPRI Materials provided to ABX by SPRI under this Agreement shall remain the property of SPRI, and the transfer of physical possession of any such materials to, and the physical possession of any such materials by, ABX shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials to ABX;

             (b) All SPRI Materials shall remain in the control of ABX and shall not be transferred to any other party, and ABX shall use the SPRI Materials only for purposes of performing the Research and not for any other purpose; and

             (c) ABX agrees to use the SPRI Materials in compliance with all applicable national, state, and local laws and regulations, including all applicable National Institutes of Health guidelines, and agrees that such materials will not be used in humans. ABX acknowledges that the SPRI Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of SPRI Materials and all derivatives thereof.

             2.6.2 Transfer by ABX. ABX agrees to provide the XenoMouse Materials (as defined below) required to be provided to SPRI pursuant to the Research solely upon the following terms and conditions:

(a) All materials derived in whole or part from the XenoMouse Animals, including without limitation all Antibodies to the Target Antigen and all [*] derived from XenoMouse Animals under this Agreement (collectively, "XenoMouse Materials"), shall be the property of ABX, and the transfer of physical possession of any such materials to, and the physical possession of any such materials by, SPRI shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials to SPRI;

             (b) All XenoMouse Materials shall remain in the control of SPRI and shall not be transferred to any other party, and SPRI shall use the XenoMouse Materials only for purposes of performing the Research and not for any other purpose; and

             (c) SPRI agrees to use the XenoMouse Materials in compliance with all applicable national, state, and local laws and regulations, including all applicable National Institutes of Health guidelines, and agrees that such materials will not be used in humans. SPRI acknowledges that the XenoMouse Animals, and all materials derived in whole or part from the XenoMouse Animals, are experimental in nature and may have unknown


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characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of XenoMouse Materials and all derivatives thereof.

      2.7 Research License. Each party hereby grants the other party a non-exclusive license to perform the Research activities set forth in Exhibit A under all patents and patent applications owned or controlled by the granting party that are necessary to perform such activities.


3. RESEARCH AND LICENSE OPTION

During the period commencing on the Effective Date and ending on [*] or (ii) termination of this agreement (the "Option Period"), SPRI, through a corporate affiliate, shall have the exclusive option to enter into a written definitive agreement ("Research, Option and License Agreement") that will provide for the additional research described in Exhibit B and an option to acquire a worldwide, exclusive (even as to ABX) license, including the right to sublicense, to develop, make, have made, use, export and import [*] derived from XenoMouse animals under this Agreement in order to develop, make, have made, use, sell, offer for sale, export and import [*] generated under this Agreement upon mutually agreeable terms and conditions to be set forth in the Research, Option and License Agreement. It is understood that any such license will be subject to non-exclusive grant of rights to GenPharm International Inc. ("GenPharm") under that certain Cross License Agreement effective as of March 26, 1997 by and among Abgenix, GenPharm and other parties named therein. The parties agree to negotiate the terms of the Research, Option and License Agreement in good faith during the Option Period, it being understood that, in addition to other key terms to be negotiated by the parties, the Research, Option and License Agreement shall provide for further research reimbursement fees, license fees, milestone payments, royalty and other key financial terms set forth on the attached term sheet as Exhibit C; and other customary terms and conditions for commercial agreements of this type, including, but not limited to, provisions relating to intellectual property, confidentiality and publication, representations and warranties of each party, diligence, indemnification, and reporting.

4. CONFIDENTIALITY

      4.1 Confidentiality. During the term of this Agreement and for a period of ten (10) years following the expiration or termination of this Agreement ABX and SPRI shall keep completely confidential and shall not, without the prior written consent of the other party, publish or otherwise disclose, and shall not use for any purpose other than conducting the Research, any information furnished to it by the other party or generated pursuant to this Agreement, except to the extent that such information:

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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             (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

             (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

             (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through acts or omissions of the receiving party;

             (d) was subsequently lawfully disclosed to the receiving party by a third party under no obligation of confidentiality; or

             (e) was independently developed by the receiving party without the use of such confidential information received from the disclosing party and such independent development can be documented by contemporaneous written records of the receiving party kept in the ordinary course of business.

      4.2 Disclosure Required by Law. Notwithstanding the foregoing Section 4.1, either party may disclose the other party's confidential information to the extent such disclosure is required by law, regulation, rule act of order or any governmental authority or agency to be disclosed provided that if a party is so required to make any such disclosure of the other party's secret or confidential information, other than pursuant to a confidentiality agreement or protective order, it will give reasonable advance notice to the other party of such disclosure requirement and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise) and thereafter the receiving party uses reasonable efforts to disclose to the requesting entity only the minimum confidential information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the disclosing party.

      4.3 No Publicity. A party may not use the name of the other party, or any of its affiliates, in any publicity or advertising and may not issue a press release or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions hereof, without the prior written consent of the other party, such consent not to be unreasonably withheld. The parties shall agree on a form of initial press release (Exhibit D attached hereto) that may be used by either party to describe this Agreement and either party may subsequently release any information contained in such press release without consultation with or consent of the other. Nothing in the foregoing, however, shall prohibit a party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available. Nothing in



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the foregoing, however, shall prohibit a party from making such disclosures to professional advisors, including, but not limited to, attorneys, accountants and bankers under customary confidentiality conditions. In the event of disclosure to a banker, however, the disclosing party shall notify the other party of such disclosure.


5. INDEMNIFICATION

        5.1 SPRI. SPRI agrees to indemnify and hold ABX and its directors, officers, employees and agents harmless from and against any claims, damages, liabilities or actions (including reasonable attorneys' fees and other expenses of litigation) relating to or arising from (i) ABX's use of materials provided by SPRI in performing the Research; (ii) SPRI's use of XenoMouse Materials; or
(iii) the breach by SPRI of any representation or warranty contained in this Agreement; provided, however, that SPRI shall not be obligated to indemnify or hold harmless ABX to the extent that such claims arise from the negligence or willful misconduct of ABX

        5.2 ABX. ABX agrees to indemnify and hold SPRI and its directors, officers, employees and agents harmless from and against any claims, damages, liabilities or actions (including reasonable attorneys' fees and other expenses of litigation) arising from the negligence or willful misconduct of ABX or the breach by ABX of any representation or warranty contained in this Agreement; provided, however, that ABX shall not be obligated to indemnify or hold harmless SPRI to the extent that such claims arise from the negligence or willful misconduct of SPRI.

        5.3 Limitation of Liability. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for: (i) punitive, exemplary or consequential damages, or (ii) the cost of procurement of substitute goods, technology or services.


6. TERM; TERMINATION

        6.1 Term. Subject to the next sentence this Agreement shall commence on the Effective Date and, unless earlier terminated by mutual agreement of the parties, shall continue in effect until [*]. Notwithstanding anything contained herein to the contrary, at any time prior to the execution of the Research, Option and License Agreement SPRI shall have the unilateral right to terminate this Agreement, with or without cause, by giving thirty (30) days advance written notice to ABX. In such event, and provided that ABX performed the activities assigned to it in Exhibit A until the time of receipt of the written notice of termination, SPRI shall pay ABX the Research


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payments described in section 2.4 of this Agreement regardless of whether or not the Research pursuant to Exhibit A was completed. The expiration of this Agreement shall not affect the rights and liabilities of the parties accrued prior to such expiration. Articles 4, 5, and 8 and Section 2.6 shall survive any expiration or termination of this Agreement.

      6.2 Destruction of Materials. Upon the expiration or termination of this Agreement, SPRI and ABX shall destroy the SPRI Materials and the ABX Materials and any XenoMouse Animals that have been immunized with the Target Antigen unless otherwise mutually agreed by the parties, provided that each party's legal counsel may retain one copy of confidential information (other than biological materials) furnished by the other party pursuant to this Agreement in a secure location for the sole purpose of identification such party's obligations under the confidentiality provisions of this Agreement.


7. REPRESENTATIONS AND WARRANTIES

        7.1 Representations and Warranties of Each Party. Each of ABX and SPRI hereby represents, warrants and convenants to the other party hereto as follows:

             (a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

             (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

             (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

             (d) the execution, delivery, and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, (i) a loan agreement, guaranty, financing agreement, or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree or any court or governmental authority entered against it or by which any of its property is bound.

        7.2 ABX's Representations. ABX hereby represents, warrants and convenants to SPRI as follows:

             (a) to the best of its knowledge, Abgenix has sufficient right, title and interest in and to the XenoMouse Animals, and to [*] derived from the XenoMouse Animals, and to Antibodies to the Target Antigen derived from the XenoMouse Animals to perform the Research set forth herein, to grant the Research License set forth in section 2.7, and to enter into the Research, Option and License


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Agreement on terms to be negotiated by the parties;

             (b) it will use diligent efforts not to diminish the rights granted to SPRI hereunder, including, without limitation, by not committing or permitting any acts or omissions which would cause the breach of any agreements between itself and third parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of Antibodies to the Target Antigen and all [*] derived from XenoMouse Animals and in connection therewith. ABX agrees to provide SPRI promptly with notice of any alleged breach and ABX is in compliance in all material respects with any such agreements with third parties.

      7.3 SPRI's Representations. SPRI hereby represents, warrants and convenants to ABX that it has not entered into any agreement with any third party that would prohibit it from entering into the definitive Research, Option and License Agreement.

      7.4 Continuing Representations. The representations and warranties of each party contained in Sections 7.1, 7.2 and 7.3 above shall survive the execution of this Agreement and shall remain true and correct after the date hereof with the same effect as if made as of the date hereof.

      7.5 No Inconsistent Agreement. As of the Effective Date neither party has in effect, and during the term of this Agreement neither party shall enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.


8. MISCELLANEOUS PROVISIONS

      8.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

      8.2 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that either party may, without the written consent of the other, assign its rights and delegate its obligations hereunder to (i) any entity to which it has acquired all or substantially all of the business or assets of the assigning party, or (ii) any successor corporation resulting from any merger or consolidation with another corporation. Any purported assignment in violation or the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

      8.3 No Warranties. EACH OF SPRI AND ABX ACKNOWLEDGE AND AGREE THAT ANY AND ALL MATERIALS PROVIDED BY ONE PARTY TO THE OTHER PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO


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ALL ANTIBODIES AND OTHER MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE
ANIMALS PROVIDED TO SPRI PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS." EACH OF SPRI AND ABX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND REGARDING ANY MATERIALS PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE XENOMOUSE ANIMALS OR ANTIBODIES OR OTHER MATERIALS DERIVED IN WHOLE OR PART FROM THE XENOMOUSE ANIMALS, WHETHER EXPRESS OR IMPLIED, AND EACH OF SPRI AND ABX SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.

      8.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby. Neither ABX nor SPRI shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party to do so.

      8.5 Notices. All requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may hereinafter be designated in writing by the parties.

          SPRI:          Schering-Plough Research Institute
                         2015 Galloping Hill Road
                         Kenilworth, New Jersey 07033
                         Attn: Dr. Francis Cuss

          ABX:           Abgenix, Inc.
                         7601 Dumbarton Circle
                         Fremont, California 94555
                         Attn: President

      8.6 No Implied Licenses. Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise. Under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in, or any other right or license to, any existing or future technology, know-how, patents, patent applications or products of the other party except as expressly provided in this Agreement.

      8.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this





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Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

      8.8 No Consequential Damages. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

      8.9 Complete Agreement. This Agreement constitutes the entire agreement, written and oral, between the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties respecting the subject matter hereof, whether written or oral, expressed or implied. This Agreement can be modified or amended in a writing signed by the parties, and the rights under this Agreement can be waived only in a writing signed by the party to be charged.

      8.10 Dispute Resolution

             8.10.1 Cooperation. In the event that SPRI and ABX are unable, after exercising good faith efforts, to reach agreement on an issue relating to this Agreement, then upon written notice to the other party the issue shall be referred to SPRI's Executive Vice President - Discovery Research and the President of ABX, or their designees with similar authority, who shall meet and use good faith efforts to reach agreement on the issue (the "Dispute"). In the event the representatives of SPRI and ABX are unable to reach agreement on the Dispute in such meeting, then the parties shall have the right to submit the Dispute to binding arbitration in accordance with the provisions of Section
8.10.2 by providing written notice to the other party within two (2) weeks after such meeting.

             8.10.2 Arbitration. All Disputes arising in connection with this Agreement shall be finally settled by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitration shall be held in San Francisco, California if the Dispute was referred to arbitration by SPRI and in New York, New York if the Dispute was referred to arbitration by ABX, and the arbitrator shall be an independent expert with a background suitable for the matters in dispute. The cost of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witnesses' fees. The prevailing party in any arbitration, as determined by the arbitrator, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys' fees. A disputed or suspended performance pending the resolution of the arbitration shall be completed within thirty (30) days following the final decision of the arbitrator. Any arbitration under this section 8.10.2 shall be completed within six (6) months from the filing of notice of a request for such arbitration.






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      8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

ABGENIX, INC.                            SCHERING-PLOUGH RESEARCH INSTITUTE


By: /s/  R. SCOTT GREER                  By:  /s/  JONATHAN SPICEHANDLER
   ------------------------------           -----------------------------------

Printed Name: R. Scott Greer             Printed Name:  Jonathan Spicehandler
             --------------------                     -------------------------

Title:  CEO                              Title:  President
      ---------------------------              --------------------------------

Date:  January 28, 1998                  Date:   January 30, 1998
     ----------------------------             ---------------------------------



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                                    EXHIBIT A



                                     [ * ]









* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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                                    EXHIBIT B




                                     [ * ]









* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                    EXHIBIT C




                                     [ * ]









* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                    EXHIBIT D

[ABGENIX LOGO]

                                       Contact:        Kurt Leutzinger
                                                       Vice President and Chief
                                                       Financial Officer
                                                       510-608-6575



                  ABGENIX SIGNS AGREEMENT WITH SCHERING-PLOUGH

FREMONT, Calif., January XX, 1998 -- Abgenix, Inc., a subsidiary of Cell Genesys, Inc. (Nasdaq: CEGE), announced today that it has signed a collaborative research agreement with Schering-Plough Research Institute (SPRI), the pharmaceutical research and development arm of Schering-Plough Corporation (NYSE: SGP). Under the agreement, Abgenix, will use its XenoMouse(TM) technology to generate fully human monoclonal antibodies to an undisclosed antigen target for SPRI. The agreement provides SPRI with an option to enter into a research and license agreement that would provide Abgenix with additional research payments, milestone payments and royalties on future product sales by Schering-Plough.

"We are pleased to be collaborating with Schering-Plough Corporation, one of the world's leading pharmaceutical companies," stated R. Scott Greer, president and chief executive officer of Abgenix. "This collaboration, along with the company's recently announced deal with Pfizer Inc., reflects the growing interest in our XenoMouse(TM) technology."

Abgenix has developed novel strains of transgenic mice (XenoMouse(TM)) that are capable of quickly generating high affinity, fully human antibodies to essentially any target, including human antigens. The company currently has three antibody products in development. ABX-CBL is in a confirmatory Phase II trial for steroid-resistant graft versus host disease (GVHD). The antibody targets the specific cells active in an unwanted immune response, such as occurs in GVHD, kidney transplant rejection, rheumatoid arthritis and psoriasis. ABX-IL8 is a fully human monoclonal antibody targeting inflammation that is expected to begin a Phase I clinical trial this quarter for moderate to severe psoriasis. ABX-EGF is a fully human monoclonal antibody in preclinical development that may arrest the growth of cancer cells.




                                    - more -


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Statements made in this press release about Abgenix's and Cell Genesys' product development activities, clinical trials, product pipelines, corporate partnerships and patent portfolio, other than statements of historical fact, are forward looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials, research and product development programs, the regulatory approval process, competitive products and the extent and breadth of Cell Genesys and its subsidiary's patent portfolio. Please see Cell Genesys' Form 10-K/A dated April 30, 1997 for information about risks associated with clinical trials and product development programs and other risks which may affect Cell Genesys and its subsidiary.


                                      ###

[1/XX/98]